EXHIBIT 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of the Cornell Companies, Inc. 401(k) Profit Sharing Plan (the “Plan”) on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patrick N. Perrin, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by Plan and furnished to the Securities and Exchange Commission or its staff upon request.

CORNELL COMPANIES, INC.
401(K) PROFIT SHARING PLAN

Date: June 30, 2003	By:	/s/ Patrick N. Perrin
Patrick N. Perrin
Senior V.P., Chief Administrative
Officer and Plan Coordinator
for Cornell Companies, Inc.